Exhibit 99.1

CORSIS TECHNOLOGY GROUP II, LLC

FINANCIAL STATEMENTS

For the Six Months Ended June 30, 2007 and 2006

CORSIS TECHNOLOGY GROUP II, LLC

CONTENTS

Page

FINANCIAL STATEMENTS (Unaudited)

Balance Sheet	1-2
Statements of Operations	3
Statements of Members’ Equity	4
Statements of Cash Flows	5-6

NOTES TO FINANCIAL STATEMENTS	7-16

CORSIS TECHNOLOGY GROUP II, LLC

BALANCE SHEET

June 30, 2007
(Unaudited)

ASSETS

CURRENT ASSETS
Cash	$3,432
Accounts receivable, net of allowance for doubtful
accounts of $100,000	3,998,247
Prepaid expenses and other current assets	34,943

Total Current Assets	4,036,622

PROPERTY AND EQUIPMENT, Net	460,661

INVESTMENTS	285,005

OTHER ASSETS	407,587

TOTAL ASSETS	$5,189,875

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

BALANCE SHEET

June 30, 2007
(Unaudited)

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$754,273
Line of credit	1,970,543
Deferred revenue	1,786,333
Deferred tax liability	60,000
Current portion of deferred rent payable	10,561
Current portion of term loan	107,639
Current portion of capital lease obligations	48,133
Accrued expenses and other current liabilities	90,217

Total Current Liabilities	4,827,699

LONG-TERM LIABILITIES
Deferred rent payable, net of current portion	47,422
Term loan, net of current portion	197,339
Capital lease obligations, net of current portion	43,941

Total Long-Term Liabilities	288,702

TOTAL LIABILITIES	5,116,401

COMMITMENTS AND CONTINGENCIES

MEMBERS' EQUITY
Membership units, 200 units authorized, 100 units
issued and outstanding	73,474

TOTAL LIABILITIES AND MEMBERS'
EQUITY	$5,189,875

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENTS OF OPERATIONS

For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
REVENUES	$5,522,951	$6,228,164

COST OF REVENUES	3,294,535	3,389,704

GROSS PROFIT	2,228,416	2,838,460

OPERATING EXPENSES
Selling, general and administrative	1,496,883	1,742,603
Depreciation and amortization	123,424	187,743

TOTAL OPERATING EXPENSES	1,620,307	1,930,346

INCOME FROM OPERATIONS	608,109	908,114

OTHER INCOME (EXPENSE)
Interest and other income	35,045	36,438
Gain on sale of investment	77,000	--
Interest expense	(68,839)	(35,385)
Losses from equity investments	(30,995)	(75,000)

TOTAL OTHER INCOME (EXPENSE)	12,211	(73,947)

INCOME BEFORE PROVISION FOR INCOME TAXES	620,320	834,167

PROVISION FOR INCOME TAXES	98,000	37,000

NET INCOME	$522,320	$797,167

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENTS OF MEMBERS' EQUITY

For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006
BALANCE - Beginning	$(144,645)	$(73,770)

Capital contributions	417,905	--

Capital distributions	(722,106)	(132,725)

Net income	522,320	797,167

BALANCE - Ending	$73,474	$590,672

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$522,320	$797,167
Adjustments to reconcile net income to net cash (used in)
provided by operating activities:
Bad debt expense	29,000	40,000
Gain on sale of investment	(77,000)	--
Deferred taxes	98,000	37,000
Deferred rent	3,482	1,442
Depreciation and amortization	123,424	187,743
Losses from equity investments	30,995	75,000
Changes in operating assets and liabilities:
Accounts receivable	(2,838,808)	833,687
Prepaid expenses	12,416	21,641
Other assets	(93,320)	(25,330)
Accounts payable	157,209	168,593
Deferred revenue	623,833	(1,074,601)
Accrued expenses and other current liabilities	(200,453)	(282,545)

TOTAL ADJUSTMENTS	(2,131,222)	(17,370)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(1,608,902)	779,797

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(79,556)	(153,683)
Purchases of investments	--	(330,161)

NET CASH USED IN INVESTING ACTIVITIES	(79,556)	(483,844)

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

STATEMENTS OF CASH FLOWS, Continued

For the Six Months Ended June 30, 2007 and 2006
(Unaudited)

	2007	2006

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of long-term debt	(359,137)	(27,416)
Borrowing of long-term debt	322,918	90,000
Payments on line of credit	(2,840,140)	(757,000)
Borrowing on line of credit	4,760,683	846,053
Payment of capital lease obligations	6,042	(24,584)
Capital contributions from members	417,905	--
Capital distributions to members	(722,106)	(132,725)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	1,586,165	(5,672)

NET (DECREASE) INCREASE IN CASH	(102,293)	290,281

CASH - Beginning	105,725	9,001

CASH - Ending	$3,432	$299,282

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:

Interest	$73,578	$76,094
Income taxes	$11,544	$7,309

The accompanying notes are an integral part of these financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 - Nature of Business

Corsis Technology Group II, LLC (“Corsis” or the “Company”) was organized in the state of New York on January 31, 2002. Corsis manages the advertising contracts of third-party companies covering online promotions and direct marketing programs that are integrated with the marketing initiatives of the third-party companies’ customers. It also assists certain businesses in the creation and development of websites, digital commerce, and platforms.

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation
The accompanying unaudited financial statements of the Company have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions regarding interim financial statements in accordance with Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the six months ended June 30, 2007, or any other periods to be presented, are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

Revenue Recognition and Deferred Revenue
Corsis recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence that an agreement exists, prices are fixed or determinable, services are provided to the customer, and collectibility is reasonably assured. The Company reduces revenue for estimated discounts and other allowances.

Corsis revenues are derived principally from management contracts, in which Corsis typically provides custom services for the creation, implementation, and administration of an online promotion on a customer’s website and for managing the customer’s information technology functions. Corsis recognizes revenue related to its services as the services are provided or ratably over the period of the contract, provided that no significant obligations remain and collection of the resulting receivable is reasonably assured.

Amounts billed and/or received from customers in advance of providing contracted services are treated as deferred revenue and recognized when the services are provided.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - Summary of Significant Accounting Policies, continued

Cash and Cash Equivalents and Restricted Cash
The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The Company has a total of $76,951 of cash that is invested in a certificate of deposit that serves as collateral for an outstanding letter of credit, and is therefore classified as restricted cash and included in other assets at June 30, 2007.

Accounts Receivable
The Company reduces its accounts receivable for amounts that are determined to be uncollectible. The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. The Company reviews its allowance for doubtful accounts on a monthly basis and determines the allowance based on an analysis of its past due accounts. All past due balances that are over 90 days are reviewed individually for collectibility. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and Equipment
Property and equipment, which consist of furniture and fixtures, computer equipment and software, and leasehold improvements are carried at cost, less accumulated depreciation and amortization, which is computed on the straight-line basis over the estimated useful lives of the related assets, which range from three to five years. Leasehold improvements, which are also included in property and equipment, are recorded at cost, less accumulated amortization, which is computed on the straight-line basis over the shorter of their estimated useful lives or the lease term. Expenditures for maintenance and repairs are charged to expense as incurred.

Investments
The Company uses the equity method of accounting for its investments in and earnings or losses of affiliates that it does not control but over which it does exert significant influence. The Company also considers whether the fair values of any of its equity method investments have declined below their carrying value whenever adverse events or changes in circumstances indicate that recorded values may not be recoverable. If the Company considered any such decline to be other than temporary (based on various factors, including historical financial results, product development activities, and the overall health of the affiliate's industry), then a write-down would be recorded to estimated fair value.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - Summary of Significant Accounting Policies, continued

Income Taxes
The Company is treated as a partnership for income tax purposes. Income or loss from the Company’s activities is allocated among the members based on their respective profit and loss percentage, pursuant to the Company’s operating agreement. No provision has been made for federal taxes, since such taxes, if any, accrue to the members. The Company is subject to certain other minimum state and local taxes. Deferred income taxes are provided for the estimated income tax effect of temporary differences between financial and tax bases in assets and liabilities.

Use of Estimates
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to makes estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses. Actual results could differ from estimated amounts.

Fair Value of Financial Instruments
The carrying amount of cash and cash equivalents, accounts receivable and accounts payable approximate their fair values because of the short-term nature of these financial instruments. The recorded values of long-term debt and line of credit approximate their fair value as interest approximates market rates.

Recent Accounting Pronouncements
Effective January 1, 2007, the Company adopted the provisions of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of FIN 48.

In accordance with FIN 48, interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as “Interest expense, net” in the statements of operations. Penalties would be recognized as a component of “General and administrative expenses.”

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - Summary of Significant Accounting Policies, continued

Recent Accounting Pronouncements, continued
In many cases, the Company’s uncertain tax positions are related to tax years that remain subject to examination by relevant tax authorities. The Company files income tax returns in the United States (federal) and in various state and local jurisdictions. In most instances, the Company is no longer subject to federal, state, and local income tax examinations by tax authorities for years prior to 2004. The adoption of the provisions of FIN 48 did not have a material impact on the Company’s financial position and results of operations. As of January 1 and June 30, 2007, no liability for unrecognized tax benefits was required to be recorded. The Company’s unrecognized tax position is not expected to change in the next 12 months. The Company' recognized a deferred tax liability of approximately $60,000 as of June 30, 2007, primarily relating to the estimated income tax effects of temporary differences between financial and tax bases in assets and liabilities.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This Statement defines fair value, establishes a framework for measuring fair value and expands disclosure of fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements and accordingly, does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is in the process of evaluating the impact of the adoption of SFAS No. 157 on its financial statements.

In September 2006, the staff of the SEC issued Staff Accounting Bulletin No. 108 ("SAB 108") which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal year 2007. The adoption of SAB 108 did not have a material impact on the Company's financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FASB Statement No. 115” (“SFAS No. 159”). This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS No. 157. The Company is in the process of evaluating the impact of the adoption of SFAS No. 159 on its financial statements.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 2 - Summary of Significant Accounting Policies, continued

Advertising The Company expenses the cost of advertising as incurred. Advertising expense for six months ended June 30, 2007 and 2006 amounted to approximately $22,000 and $400, respectively.

NOTE 3 - Accounts Receivable

Accounts receivable consists of the following as of June 30, 2007:
Accounts receivable	$4,098,247
Less: allowance for doubtful accounts	(100,000)

Accounts Receivable, Net	$3,998,247

NOTE 4 - Property and Equipment

Property and equipment consists of the following as of June 30, 2007:

Computer equipment and software	$669,081
Furniture and fixtures	213,982
Leasehold improvements	234,516
1,117,579
Less: accumulated depreciation and amortization	(656,918)

Property and Equipment, Net	$460,661

As of June 30, 2007, leased equipment amounting to $241,372, with accumulated depreciation of $147,668, has been capitalized and included as part of computer equipment and software.

Depreciation and amortization expense for the six months ended June 30, 2007 and 2006 amounted to $123,424 and $187,743, respectively.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 - Investments

Investments activity consists of the following for the six months ended June 30, 2007:

		Digital Lab	Indigo
	mSmart, Inc.	Solutions, LLC	Design, LLC	Total
Beginning investments	$246,770	$88,000	$69,230	$404,000
Equity in losses	(25,239)	-	(5,756)	(30,995)
Sale of investment	-	(88,000)	-	(88,000)
Ending investments	$221,531	$-	$63,474	$285,005

On February 28, 2007, the Company sold its interest in Digital Lab Solutions, LLC for $165,000. Additionally, the admission of new investors in mSmart, Inc. on February 28, 2007 reduced the Company’s interest to 31.47% .

As of June 30, 2007, the Company’s investments consist of a 31.47% interest in mSmart, Inc.; a 0% interest in Digital Lab Solutions, LLC and a 50% interest in Indigo Design, LLC. Corsis does not control the operating and financial policies of these entities.

NOTE 6 - Other Assets

Other assets consist of the following as of June 30, 2007:

Restricted cash	$76,951
Security deposit	17,934
Due from CTG, Inc.	33,472
Due from Mobile Information Access Corp.	20,910
Note receivable – Digital Lab Solutions, LLC	258,320

Other Assets	$407,587

The Company has a total of $76,951 of cash that is invested in a certificate of deposit that serves as collateral for an outstanding letter of credit, and is therefore classified as restricted cash (Note 9).

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 - Term Loan

Term loan consists of the following as of June 30, 2007:
Description	Current	Long-Term	Total
Term loan at 7.44% per annum,
due April 1, 2010	$107,639	$197,339	$304,978

Total	$107,639	$197,339	$304,978

As of June 30, 2007, the Company has an outstanding loan of $304,978 from Merrill Lynch under a $322,918 term loan agreement requiring 36 monthly principal payments of approximately $8,970 and accrues interest at a rate of 7.44% per annum. The loan is secured by all of the Company’s assets and personal guarantee of the Company’s Members. For the six months ended June 30, 2007, total interest expense on this term loan was $7,573.

As of December 31, 2006, future principal repayments for this term loan were as follows:

For the Year Ending
December 31,	Amount
2007 (six months)	$53,820
2008	107,639
2009	107,639
2010	35,880

Total	$304,978

NOTE 8 - Line of Credit

On March 2, 2007, the Company entered into a revolving line of credit agreement with Merrill Lynch for $2,000,000, based on borrowings of 80% of eligible accounts receivable at an interest rate of 2.25% over LIBOR (rate at June 30, 2007 is 7.57% per annum). The Company has an outstanding amount of $1,970,543 under this agreement as of June 30, 2007. The Company was subject to certain restrictive and financial covenants, as defined in the agreement and the line of credit was secured by all of the Company’s assets and personal guarantees of the Company’s Members. This agreement expires on February 29, 2008, therefore, the amount is classified as a current liability on the Company’s balance sheet.

For the six months ended June 30, 2007, interest expense on this line of credit was $39,264. There was additional interest expense for the six months ended June 30, 2007 of $7,248 for lines of credit that expired prior to June 30, 2007.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9 - Commitments and Contingencies

Capital Lease Obligations
As of June 30, 2007, the Company had various equipment under capital leases expiring from August 2007 to August 2009. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

As of June 30, 2007, minimum future lease payments under this capital lease are as follows:

For the Year Ending
December 31,	Amount
2007 (six months)	$29,116
2008	46,517
2009	26,398

Total minimum lease payments	102,031
Less: amount representing interest	(9,957)
Net minimum lease payments	$92,074

Operating Leases

Effective October 24, 2005 the Company executed a lease for its office space located in Chicago, Illinois. The Company is required to pay an initial base rent of $2,205 per month and a three percent increase per annum until November 30, 2008.

Effective September 8, 2005 the Company executed a lease for its third floor office space located in New York City, New York. The Company is required to pay an initial base rent of $5,405 per month and a four percent increase per annum until January 31, 2011. In addition, the Company is required to pay additional rents as defined in the lease agreement.

Effective March 1, 2004 the Company executed a lease for its 17th floor office space located in New York City, New York. The Company is required to pay an initial base rent of $14,500 per month and a three percent increase per annum until February 29, 2012. In addition, the Company is required to pay additional rents as defined in the lease agreement.

The above-mentioned leases are considered operating leases and rent charged to operations for the six months ended June 30, 2007 and 2006 amounted to $148,304 and $136,616, respectively.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 9 - Commitments and Contingencies, continued

Operating Leases, continued As of June 30, 2007, future minimum lease payments (exclusive of common area maintenance) under these operating leases are as follows:

For the Year Ending
December 31,	Amount
2007 (six months)	$133,136
2008	272,430
2009	247,804
2010	247,804
2011	185,650
Thereafter	30,000

Total	$1,116,824

Letter of Credit
The letter of credit serves as a security deposit for the Company’s office spaces located in New York City, New York. The Company does not anticipate that the cash will become unrestricted until the expiration of its lease obligations, which occurs on February 29, 2012. The restricted cash is therefore classified as a noncurrent asset on the Company’s balance sheet at June 30, 2007 (Note 6).

NOTE 10 - Members’ Equity

The Company operates as a Limited Liability Company. Based on the LLC Agreement, the Company will continue in existence as an LLC into perpetuity unless sooner dissolved. All members have the right to vote on all matters required to be submitted to a vote of the members. In addition, the LLC Agreement provides for, among other things, requirements regarding capital contributions, membership interests, allocations and distributions, management of the Company, transfers of ownership, and dissolution or liquidation of the Company.

NOTE 11 - Major Customer and Concentration of Credit Risk

For the six months ended June 30, 2007, two customers accounted for an aggregate of approximately 43% and 56% of the Company’s revenue and accounts receivable, respectively.

CORSIS TECHNOLOGY GROUP II, LLC

NOTES TO FINANCIAL STATEMENTS
(Unaudited)

NOTE 12 - Subsequent Events

On July 25, 2007, the Company acquired the net assets of Promotions.com, a private company, for an aggregate purchase price of $1.25 million in cash, subject to certain purchase price adjustments, pursuant to a Purchase Agreement dated July 25, 2007.

On August 2, 2007, TheStreet.com, Inc. (NASDAQ: TSCM) announced that it had acquired, through a newly created subsidiary, 100% of the membership interests of the Company for an aggregate purchase price of approximately $20.7 million, consisting of approximately $12.5 million in cash and 694,230 shares of unregistered common stock of TheStreet.com, Inc. subject to certain purchase price adjustments and pursuant to a Purchase Agreement dated August 2, 2007.